                                                                    Exhibit 10.2

            AMENDMENT NO. 1 TO NOTE AND WARRANT PURCHASE AGREEMENT

            Amendment No. 1, dated as of May 12, 2003 (this "Amendment"), to the Note and Warrant Purchase Agreement dated as of June 25, 2002 (the "Original Agreement") among WOMEN FIRST HEALTHCARE, INC. (the "Company") and the Purchasers named therein. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Original Agreement.

            WHEREAS, the Company and the Purchasers have entered into the Original Agreement; and

            WHEREAS, the Company and the Purchasers have determined that it is in their mutual interests to amend the Original Agreement as hereinafter set forth.

            NOW, THEREFORE, for good and valuable consideration and intending to be legally bound, the Company and the Purchasers hereby agree as follows:

            A. Pursuant to Paragraph 11C of the Original Agreement, the Original Agreement is hereby amended as follows:

            1. REFERENCES TO SERIES A PREFERRED STOCK. The Original Agreement is hereby amended by deleting the words "Series A" wherever such words appear throughout the Original Agreement and substituting in lieu thereof the words "Series B" throughout the Original Agreement.

            2. MANDATORY REDEMPTION. Paragraph 4B of the Original Agreement is hereby amended and restated in its entirety as follows:

            "4B. MANDATORY REDEMPTION. Net Proceeds of loans or sales of other debt securities (to include, but not limited to, loans or debt securities related to currently unencumbered assets) other than Net Proceeds of the Permitted Debt incurred after the Date of Closing, to the full extent of the Net Proceeds so received, and 75% of the Net Proceeds of an offering of equity securities, other than the Equity Infusion, whether in a public offering or private placement and whether by the Company or any of its Subsidiaries, shall be used to redeem the Notes at the Optional Redemption Price, plus accrued and unpaid interest (if any) to the date of redemption within 30 days of receipt of such proceeds. Excluded from the foregoing mandatory redemption requirement shall be proceeds from any equity offering to the extent used (i) to refinance the senior secured note of the Company held by American Home Products Corporation or (ii) to make a Permitted Acquisition. The Company shall not be required to redeem Notes pursuant to this Paragraph 4B if the Net Proceeds available to redeem Notes pursuant to this Paragraph 4B are less than $250,000 (which lesser amount shall be carried forward for purposes of determining whether such a redemption is required with respect to the Net Proceeds from any subsequent loans or offerings of debt or equity securities)."

            3. EXCESS CASH FLOW. Paragraph 4E(b) of the Original Agreement is hereby amended by replacing the amount "$500,000" with the amount "$250,000" in the last sentence thereof.

            4. NEW COVENANTS. Paragraph 6 of the Original Agreement is hereby amended by adding the following at the end thereof:

            "6S. MAINTENANCE OF MINIMUM CASH REVENUES. The Company shall not, and shall not permit any of its Subsidiaries to, permit Cash Revenues for the Company (a) for the Fiscal Quarter ending September 30, 2003 to be less than $7.5 million; (b) for the two Fiscal Quarters ending December 31, 2003 to be less than $16.5 million; (c) for the three Fiscal Quarters ending March 31, 2004 to be less than $25.0 million; and (d) for the period of four consecutive Fiscal Quarters ending on each date specified below to be less than the amount set forth opposite such period below:

   Date                    Amount
   ----                    ------
June 30, 2004          $33.0 million
September 30, 2004     $35.0 million
December 31, 2004      $37.0 million

            6T. MAINTENANCE OF MAXIMUM CASH EXPENDITURES. The Company shall not, and shall not permit any of its Subsidiaries to, permit Cash Expenditures for the Company (a) for the Fiscal Month ending May 31, 2003 to be greater than $2.3 million; (b) for the two Fiscal Months ending June 30, 2003 to be greater than $4.5 million; and (c) for the three Fiscal Months ending on each date specified below to be greater than the amount set forth opposite such period below:

      Date                Amount
      ----                ------
July 31, 2003          $6.4 million
August 31, 2003        $6.4 million
September 30, 2003     $6.4 million
October 31, 2003       $6.4 million

November 30, 2003      $6.4 million
December  31, 2003     $6.4 million
January 31, 2004       $6.4 million
February 29, 2004      $6.4 million
March 31, 2004         $6.4 million
April 30, 2004         $6.4 million
May 30, 2004           $6.4 million
June 30, 2004          $6.4 million
July 31, 2004          $6.4 million
August 31, 2004        $6.4 million
September 30, 2004     $6.4 million
October 31, 2004       $6.4 million
November 30, 2004      $6.4 million
December 31, 2004      $6.4 million


            6U. MAINTENANCE OF MINIMUM CASH BALANCE. The Company shall not permit its cash and Cash Equivalents measured at the dates set forth below to be less than the amounts set forth opposite such dates:

     Date                  Amount
     ----                  ------
April 30, 2003          $2.0 million
May 30, 2003            $2.0 million
June 30, 2003           $2.0 million
July 31, 2003           $2.0 million
August 31, 2003         $2.0 million
September 30, 2003      $2.0 million
October 31, 2003        $2.0 million
November 30, 2003       $2.0 million
December  31, 2003      $2.0 million
January 31, 2004        $1.5 million
February 29, 2004       $1.5 million
March 31, 2004          $1.5 million
April 30, 2004          $1.5 million
May 30, 2004            $1.5 million
June 30, 2004           $1.5 million
July 31, 2004           $1.5 million
August 31, 2004         $1.5 million
September 30, 2004      $1.5 million
October 31, 2004        $1.5 million

November 30, 2004       $1.5 million
December 31, 2004      $1.5 million"


            6V. MAINTENANCE OF RATIO OF NET DEBT TO EBITDA. The Company shall not permit the ratio of its Net Debt to EBITDA for the period of four consecutive Fiscal Quarters ending on each date specified below to be less than the amount set forth opposite such period below:

    Date                 Ratio of Net Debt to EBITDA
    ----                 ---------------------------
March 31, 2005                       4.75
June 30, 2005                         4.5

            6W. MAINTENANCE OF RATIO OF EBITDA TO CASH INTEREST EXPENSE. The Company shall not permit the ratio of its EBITDA to Cash Interest Expense for the period of four consecutive Fiscal Quarters ending on each date specified below to be less than the amount set forth opposite such period below:

                                   Ratio of EBITDA to
      Date                       Cash Interest Expense
      ----                       ---------------------
March 31, 2005                           1.5
June 30, 2005                            1.75

            6X. LIMITATION ON CREATION OF AND CONTRIBUTIONS TO FOREIGN SUBSIDIARIES. Except as permitted by paragraph 6Y, the Company shall not, and shall not permit any of its Subsidiaries to, create, acquire or permit to exist, any direct or indirect foreign Subsidiary other than a foreign Subsidiary holding assets that are, in the aggregate, not material to the business of the Company and its Subsidiaries taken as a whole.

            6Y. LIMITATION ON U.K. SUBSIDIARY'S ACTIVITIES. U.K. Subsidiary will not engage in any business activity or undertake any other activity, except for the filing of an application for European Union marketing approval for Vaniqa or the holding or maintaining of the license that results from such application."

            5. MAINTENANCE OF EBITDA. Paragraph 6B of the Original Agreement is hereby amended and restated in its entirety as follows:

            "The Company shall not, and shall not permit any of its Subsidiaries to, permit Actual EBITDA for the Company (a) for the three consecutive Fiscal Quarters ending September 30, 2002 to be less than $6.2 million and
      (b) for the period of four consecutive Fiscal Quarters ending on each date specified below to be less than the amount set forth opposite such period below:

                                 Actual
     Date                    EBITDA Amount
     ----                    -------------
December 31, 2002             $9.0 million
March 31, 2003               $11.3 million"

            6. MAINTENANCE OF FIXED CHARGE COVERAGE RATIO. Paragraph 6C of the Original Agreement is hereby amended and restated in its entirety as follows:

            "The Company shall not, and shall not permit any of its Subsidiaries to, permit the Fixed Charge Coverage Ratio of the Company (a) for the three consecutive Fiscal Quarters ending September 30, 2002 to be less than 2.0:1 and (b) for the period of four consecutive Fiscal Quarters ending on each date specified below to be less than the amount set forth opposite such period below:

       Date                  Fixed Charge Coverage
       ----                  ---------------------
December 31, 2002                     2.0:1
March 31, 2003                        2.0:1"

            7. MAINTENANCE OF MINIMUM NET WORTH. Paragraph 6D of the Original Agreement is hereby amended and restated in its entirety as follows:

            "The Company shall not, and shall not permit any of its Subsidiaries to permit Adjusted Net Worth of the Company, as of the end of any Fiscal Quarter of the Company, to be less than (a) 90% of the Net Worth of the Company as of June 30, 2002, increasing at the end of fiscal 2002 by 50% of Consolidated Net Income from July 1, 2002 to the end of fiscal 2002; provided that no adjustment shall be made for any period in which the Company has negative Consolidated Net Income."

            8. CAPITAL EXPENDITURES. Paragraph 6E of the Original Agreement is hereby amended and restated in its entirety as follows:

            "The Company shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditures, during the Fiscal Years ending on each date specified below to exceed the amount set forth opposite such period below:

Fiscal Year       Capital Expenditures
-----------       --------------------
   2002              $2.9 million"

            9. LIMITATION ON RESTRICTED PAYMENTS. Paragraph 6I of the Original Agreement is hereby amended by replacing the references to 9E, 9F and 9G of the certificate of designation relating to the Preferred Stock with references to 9E, 9F, 9G and 9I of the certificate of designation relating to the Preferred Stock.

            10. LIMITATION ON ASSET SALES; APPLICATION OF CERTAIN PROCEEDS. Paragraph 6H of the Original Agreement is hereby amended and restated in its entirety as follows:

            "6H. LIMITATION ON ASSET SALES; APPLICATION OF CERTAIN PROCEEDS. (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, in a single transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of or suffer to be sold, leased, transferred abandoned or otherwise disposed of, all or any part of its assets except:

            (i) the Company and its Subsidiaries may sell their inventory in the ordinary course of their business and may sell obsolete assets having no or immaterial book value;

            (ii) any Subsidiary may sell, lease or otherwise dispose of any or all of its assets to the Company or another Subsidiary of the Company; or

            (iii) (A) the Company or any Subsidiary thereof may sell, lease or otherwise dispose of assets in transactions not otherwise permitted under clause (i) or (ii) of this Paragraph 6H (each such sale, lease or other disposition of assets being hereinafter referred to as an "Asset Sale"), so long as (1) the Company demonstrates to the satisfaction of the Noteholders that, after giving effect to such sale, lease or other disposition, the Company and its Subsidiaries remain in compliance with the terms of this Agreement and the Notes, including all covenants, (2) no part of any asset sold, leased or otherwise disposed of consists of any Collateral, (3) the Company receives consideration at the time of such sale or other disposition at least equal to the fair market value, as de-termined by the Board of Directors, of the assets sold or otherwise disposed of, (4) not less than 80% of the consideration received by the Company is in the form of cash or Cash Equivalents except to the extent the Company receives as consideration for such Asset Sale rights or assets in a Permitted Acquisition or to the extent the acquiror assumes indebtedness secured by the assets sold, and (5) the Company applies the Net Proceeds in accordance with clause (B) of this subparagraph 6H(a)(iii).

            (B) the Company shall apply an amount equal to 100% of the Net Proceeds from any Asset Sale,

            (1)   subject to subparagraphs (2), (3) and (4) below,

                  (I) first, to make an offer to the holders of the Preferred
            Stock to purchase the Preferred Stock pursuant to and subject to the conditions contained in the certificate of designation governing the Preferred Stock;

                  (II) second, to make an offer to the holders of the Notes to purchase Notes pursuant to and subject to the conditions contained in this Agreement (an "Asset Sale Proceeds Offer"); and

                  (III) third, to the extent of the balance of such proceeds after application in accordance with clauses (I) and (II) above, to any other application or use not prohibited by this Agreement;

            (2) except as provided in subparagraph (3) below, with respect to any Asset Sale that includes any assets within the definition of Vaniqa,

                  (I)   first, to make an Asset Sale Proceeds Offer;


                  (II) second, to make an offer to the holders of the Preferred
            Stock to purchase the Preferred Stock pursuant to and subject to the conditions contained in the certificate of designation governing the Preferred Stock;

                  (III) third, to the extent of the balance of such proceeds after application in accordance with clauses (I) and (II) above, to any other application or use not prohibited by this Agreement;

            (3) with respect to any Asset Sale that includes any assets constituting international rights to Vaniqa and/or that involves any royalties received with respect to licenses of such international rights, as set forth in subpara-graph (1) above, provided that the Company may retain up to (x) 25% of such Net Proceeds for so long as any Preferred Stock is outstanding; and provided further that to the extent that the Net Proceeds to the Company from the Equity Infusion do not equal or exceed $2.5 million, the amount of Net Proceeds that the Company may retain shall be as follows:

            Proceeds Raised from
            the Equity Infusion                        % to Company
            -------------------                        ------------
            $2.5 million or greater                        25%

            Less than $2.5 million but
            greater than or equal to $2.0
            million                                        20%

            Less than $2.0 million but
            greater than or equal to $1.5
            million                                        15%

            Less than $1.5 million but
            greater than or equal to $1.0
            million                                        10%

            less than $1.0 million                          0%

            and (y) 50% of such Net Proceeds to the extent no Preferred Stock is outstanding;

            (4) with respect to any Asset Sale that includes any assets within the definitions of Bactrim, Midrin, Synalgos and Equagesic (as each such term is defined in the Security Documents), as set forth in subparagraph
      (1) above, provided that that the Company may retain up to 50% of such Net Proceeds.

            In the event of an Asset Sale Proceeds Offer, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 108% of their principal amount plus accrued but unpaid interest in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Agreement. Excluded from the foregoing provisions of this subparagraph 6H(iii)(B) will be all proceeds used to repay Indebtedness secured by the assets sold as required by the terms of such Indebtedness.

            (b) In the event of an Asset Sale Proceeds Offer, holders of Notes shall have the right, at their option, to require the Company to purchase all or any portion of the Notes on the date (the "Asset Sale Proceeds Payment Date") which is 20 Business Days after the date the Asset Sale Proceeds Notice (as defined below) is required to be mailed (or such later date as is required by applicable law) at the a price equal to 108% of the principal amount thereof, plus accrued and unpaid interest (if any) to the Asset Sale Proceeds Payment Date. The Company shall not be required to make an offer to purchase Notes pursuant to this subparagraph 6H(a)(iii)(B) if the Net Proceeds available therefor are less than $250,000 (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Proceeds from any subsequent assets sales).

            (c) The Company shall send all holders of the Notes, within five Business Days after the occurrence of such Asset Sale, a notice of the occurrence of such Asset Sale (the "Asset Sale Proceeds Notice"):

            Each Asset Sale Proceeds Notice shall state:

                  (i) the Asset Sale Proceeds Payment Date;

                  (ii) the date by which the right to have Notes purchased must be exercised;

                  (iii) that such right is conditioned on receipt of notice from the holders;

                  (iv) the purchase price, if the right to have Notes purchased is exercised;

                  (v) a description of the procedure which the holders of Notes must follow to exercise the right to have Notes purchased;

                  (vi) that the purchase is being made pursuant to this
            Paragraph 6H;

                  (vii) that any Note not tendered will continue to accrue
            interest if interest is then accruing; and

                  (viii) that, unless the Company defaults in making payment therefor, any Note accepted for purchase shall cease to accrue interest after the Asset Sale Proceeds Payment Date.

            No failure of the Company to give the foregoing notice shall limit any holder's right to exercise a right to have Notes purchased.

            (d) In addition to the foregoing, the Company agrees to apply any proceeds received by it from the Seller, Gillette and/or BMS (as each is defined in the Transaction Documents) in connection with any claim by the Company for indemnity or breach or the like under the Vaniqa Acquisition documents to make an offer to repurchase the Notes in the same manner and subject to the same limitations as set forth in subparagraph 6H(a)(iii)(B)(2) above as if such offer were an Asset Sale Proceeds Offer."

            11. LIMITATION ON TRANSACTIONS WITH AFFILIATES. Clause (4) of Paragraph 6K of the Original Agreement is hereby amended and restated in its entirety as follows:

            "(4) any transaction pursuant to an agreement, arrangement or understanding existing on the date of the Amendment and known to the Purchasers, including, without limitation, the Equity Infusion."

            12. DEFINITIONS. (a) Paragraph 10 of the Original Agreement is hereby amended by adding the following definitions in their proper place alphabetically:

            "`CASH EXPENDITURES' means, with respect to any Person and its Subsidiaries, for any period, an amount equals (A) the sum of (i) marketing and sales expenses, determined in accordance with GAAP, (ii) general and administrative expenses, determined in accordance with GAAP,
      (iii) regulatory, research and development expenses for such period, determined in accordance with GAAP, plus (iv) Capital Expenditures for such period, minus (B) the sum of (i) depreciation for such period on a consolidated basis; (ii) amortization of intangibles for such period on a consolidated basis, and (iii) all other non-cash items increasing marketing and sales expenses, general and administrative expenses, regulatory, research and development expenses for such period.

            `CASH REVENUES' means, with respect to any Person and its Subsidiaries, for any period, the aggregate of amounts invoiced by the Company in return for the shipment of product during such period, net of cash discounts.

            `EQUITY INFUSION' means the sale by the Company of up to $2.5 million of its common stock to an investor group led by Edward F. Calesa pursuant to that certain Common Stock Purchase Agreement dated as of May 12, 2003 among the Company and the Investors listed on the Schedule of Investors attached thereto.

            `FISCAL MONTH' means a single month of any Fiscal Year."

            `NET DEBT' means, with respect to any Person and its Subsidiaries, for any period, Total Indebtedness net of cash and Cash Equivalents held by such Person and its Subsidiaries."

            `U.K. Subsidiary' means Women First HealthCare Limited (U.K. Company Registration No. 472291).

            (b) Paragraph 10 of the Original Agreements is hereby amended by deleting the definition of "Asset Sale" and replacing it with the following:

            "`ASSET SALE' shall have the meaning specified in Paragraph 6H."

            (c) Paragraph 10 of the Original Agreements is hereby amended by deleting the definition of "Asset Sale Proceeds Notice" and replacing it with the following:

            "`ASSET SALE PROCEEDS NOTICE' shall have the meaning specified in Paragraph 6H."

            (d) Paragraph 10 of the Original Agreement is hereby amended by deleting the definition of "Asset Sale Proceeds Offer" and replacing it with the following:

            "`ASSET SALE PROCEEDS OFFER' shall have the meaning specified in Paragraph 6H."

            (e) Paragraph 10 of the Original Agreement is hereby amended by deleting the definition of "Collateral" and replacing it with the following:

            "`COLLATERAL' shall have the meaning given to it in the Security Documents."

            (f) Paragraph 10 of the Original Agreement is hereby amended by deleting the definition of "Exchange Act Documents" and replacing it with the following:

            "`EXCHANGE ACT DOCUMENTS' means the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 2002, as amended, and any other current or periodic report filed by the Company pursuant to the Exchange Act between the filing date of such Annual Report and the date of the Amendment."

            (g) The definition of "Investment" in Paragraph 10 of the Original Agreement is hereby amended by replacing the references to 9E, 9F and 9H of the certificate of designation relating to the Preferred Stock with references to 9E, 9F, 9G and 9I.

            (h) Paragraph 10 of the Original Agreement is hereby amended by deleting the definition of "Permitted Acquisition" and replacing it with the following:

            "`PERMITTED ACQUISITION' means an acquisition by the Company of either (a) rights to (i) pharmaceutical products or (ii) similar products sold into the OB/GYN, dermatological or dental markets or (b) assets of a business reasonably similar to the business of the Company and its Subsidiaries on the Date of Closing, in the case of either clause (a) or
      (b) to the extent the Company receives the written consent of the Required Holders."

            (i) Paragraph 10 of the Original Agreement is hereby amended by deleting the definition of "Permitted Debt" and replacing it with the following:

            "`PERMITTED DEBT' means (i) the Notes; (ii) Debt existing and outstanding on the Date of Closing; (iii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries; (iv) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms (including any Additional Notes), and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the definition thereof; provided in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;
      (v) Indebtedness issued to or borrowed from Elan Pharma International or an Affiliate thereof by the Company in consideration of the elimination of the royalty provisions of the Midrin Asset and Inventory Purchase Agreement dated as of June 29, 2001 by and among the Company, Elan Pharma International Limited and Elan Pharmaceuticals, Inc. in an aggregate principal amount not to exceed $1.5 million, so long as the Company fulfills its obligations under that certain letter agreement dated the date hereof between the Company and the Purchasers; and (vi) the incurrence by the Company or any of its Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any one time outstanding not to exceed $250,000."

            (j) Paragraph 10 of the Original Agreement is hereby amended by deleting the definition of "Permitted Working Capital Facility."

            (k) Paragraph 10 of the Original Agreement is hereby amended by deleting the definition of "Registration Rights Agreement'" and replacing it with the following:

            "`REGISTRATION RIGHTS AGREEMENT' shall mean the Registration Rights Agreement relating to the Warrants dated as of the date hereof by and between the Company and the Purchasers, as may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms."

            (l) Paragraph 10 of the Original Agreement is hereby amended by deleting the definition of "Security Documents" and replacing it with the following:

            "`SECURITY DOCUMENTS' means the Security Agreement as amended and restated on May 12, 2003 and the Intercreditor Agreement in substantially the form as set forth as Exhibits C-1 and C-2 hereto as each may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms."

            (m) Paragraph 10 of the Original Agreement is hereby amended by deleting the definition of "Vaniqa" and replacing it with the following:

            "`VANIQA' shall have the meaning given to it in the Security Documents."

            (n) Paragraph 1 of the Original Agreement is hereby amended mutatis mutandis by replacing the definition of "Warrants" therein with the following and deleting the last sentence of the first paragraph thereof:

            "`WARRANTS' means the warrants to purchase 2,000,000 shares of common stock of the Company with an initial exercise price of $0.63 per share, subject to adjustment as set forth in the form of Warrant attached as Exhibit B hereto."

            13. WAIVER. The Purchasers hereby waive compliance by the Company with its obligations under (i) Paragraphs 6B, 6C, 6D and 6E of the Original Agreement for the periods measured as of December 31, 2002 and March 31, 2003,
(ii) Paragraphs 5B, 5D, as such waiver relates to the failure to give notice of defaults of Paragraphs 6B, 6C, 6D and 6E of the Original Agreement for the periods measured as of December 31, 2002 and March 31, 2003 and 5I of the Original Agreement, each from the Closing Date through the date hereof and (iii) any Paragraph of the Original Agreement that may otherwise prohibit, restrict or require consent with respect to the transactions expressly contemplated by this Amendment, including, without limitation, the Equity Infusion and the issuance of the Warrants and the Preferred Stock described in Sections 15(g), (h) and (i) below. Furthermore, the Purchasers herby waive any default that may exist as of the date hereof under Paragraph 5K and subparagraph 7A(iv) of the Original Agreement arising from the Company's default under and subsequent repayment and termination of its working capital facility with Capitalsource Finance LLC. The Company understands and agrees that these waivers shall be effective only with respect to such subparagraphs. These waivers shall not be deemed to constitute a waiver of any other term, provision or condition of the Original Agreement or to prejudice any right or remedy that the Purchasers may now have or may have in the future under or in connection with any of the Documents. All provisions, terms or conditions and all covenants, representations, warranties and agreements contained in the Original Agreement shall remain in full force and effect, except as expressly provided herein.

            14. REPRESENTATIONS AND WARRANTIES. (a) Paragraph 8 of the Original Agreement is incorporated herein by reference and deemed made by the Company on the date of this Amendment except that (1) the term "Agreement" shall mean the Original Agreement as amended by this Amendment, (2) the term "Date of Closing" shall mean the Effective Date and (3) in sections (t) and (u), the date "March 31, 2002" shall be replaced with "Decem-ber 31, 2002." The schedules to the representations and warranties contained in Paragraph 8 of the Original Agreement shall be deemed to be supplemented by the additional schedules attached hereto as Exhibit A.

            (b) the Company represents and warrants to and agrees with each Purchaser as of the date hereof that Women First HealthCare Limited (U.K. Company Registration No. 472291) (i) was formed on April 4, 2003, (ii) except for an application for European Union marketing approval for Vaniqa, has no assets or liabilities and (iii) has not conducted any business since its formation other than the filing of an application for European Union marketing approval for Vaniqa.

            (c) Paragraph 9 of the Original Agreement is incorporated herein by reference and deemed made by the Purchasers on the date of this Amendment.

            15. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions, and the first Business Day upon which all such conditions have been satisfied is referred to herein as the "Effective Date":

            (a) DOCUMENTS TO BE DELIVERED. (i) Each Purchaser shall have received all of the following, duly executed and delivered:

                  (A) A certificate of the Secretary of the Company dated the
            Effective Date, certifying the incumbency and authority of the officers or authorized signatories of the Company who executed this Amendment and any other documents delivered on the Effective Date and the truth, correctness and completeness of the attached copy of resolutions duly adopted by the Board of Directors of the Company, in full force and effect at the Effective Date, authorizing the execution of this Amendment and the other documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein, as applicable.

                  (B) A certificate executed by the principal executive officer of the Company, dated the Effective Date, in which such officer certifies that the conditions set forth in subsections (i), (ii) and
            (iii) of Paragraph 15(c) of this Amendment have been satisfied.

                  (C) The opinion of Latham & Watkins, counsel to the Company, dated Effective Date, and substantially in the form set forth as Exhibit A hereto, subject only to such qualifications, limitations or exceptions as may be acceptable to each Purchaser.

            (ii) The Company shall have received all of the following, duly executed and delivered:

                  (A)   Amendment No. 1 to Warrant Registration Rights
                        Agreement;

                  (B)   Amendment No. 1 to Preferred Registration Rights
                        Agreement;

                  (C)   Amendment No. 1 to Preferred Stock Purchase Agreement;
                        and

                  (D)   the Security Documents.

            (b) FEES AND EXPENSES. The payment by the Company, by wire transfer of immediately available funds, of the out-of-pocket expenses of the Purchasers and the fees and expenses of the Purchasers' counsel related to this Amendment.

            (c) REPRESENTATIONS; NO DEFAULT. (i) All representations and warranties made by the Company and the Purchasers in this Amendment shall be true and correct on and as of the Effective Date (except to the extent that the facts upon which such representations are based have been changed by the transactions herein contemplated and such changes are set forth to the satisfaction of each Purchaser) as if such representations and warranties had been made as of the Effective Date.

            (ii) No Default under the Original Agreement, as amended by this Amendment, or the other Documents, as amended concurrently herewith, shall exist at the Effective Date.

            (iii) The Company shall have performed and complied with all agreements and conditions required in this Amendment to be performed or complied with by the Company on or prior to the Effective Date.

            (d) PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to each Purchaser and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they or their counsel may reasonably request.

            (e) OBLIGATIONS. The Company shall have satisfied any other obligations to each Purchaser required to be paid or complied with by it under the Original Agreement or this Amendment on or prior to the Effective Date.

            (f) ABSENCE OF CERTAIN CHANGES. There shall not have occurred or become known to the Purchasers since April 14, 2003 any events or changes that, individually or in the aggregate, have had or could reasonably be expected to have a mate-rial adverse effect on the business, condition (financial or other), properties, results of operations or prospects of the Company (including its subsidiaries).

            (g) NEW WARRANTS. The Company shall issue new Warrants to the Purchasers, and, in exchange, the Purchasers shall surrender for cancellation the warrants issued under the Original Agreement

            (h) NEW PREFERRED STOCK. The Company shall issue the Preferred Stock pursuant to Amendment No. 1 to Preferred Stock Purchase Agreement, on such terms as are acceptable to each Purchaser, and, in exchange, the Purchasers shall surrender, or cause their Affiliates to surrender, for cancellation the shares of Senior Convertible Redeemable Preferred Stock, Series A previously issued to them.

            (i) EQUITY INFUSION. An investor group led by Edward F. Calesa shall purchase a minimum of $2.5 million of common stock from the Company at the market price of the common stock at such date (such market price to be calculated based on the average trading price over the time period beginning on March 20, 2003 and ending on the day prior to the Effective
      Date) and Edward F. Calesa shall invest a minimum of $1.0 million of such investment pursuant to definitive documentation in form and substance satisfactory to the Purchasers.

            B. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

            C. This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument. This Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

            D. As amended hereby, all terms and provisions of the Original Agreement shall remain in full force and effect.

            WITNESS the due execution of this Amendment No. 1 to Note and Warrant Purchase Agreement by the respective duly authorized officers of the undersigned as of the date first written above.

                                   COMPANY:


                                   WOMEN FIRST HEALTHCARE, INC.

                                   By:   /s/ Charles M. Caporale
                                         --------------------------------------
                                         Name: Charles M. Caporale
                                         Title:Vice President, Chief Financial
                                               Officer, Treasurer and Secretary

                                   PURCHASERS:

                                   CIBC WMC INC.

                                   By:   /s/ William P. Phoenix
                                         --------------------------------------
                                         Name: William P. Phoenix
                                         Title:Managing Director

                                   WHITNEY PRIVATE DEBT FUND

                                   By:   Whitney Private Debt GP, LLC
                                         its General Partner

                                   By:   /s/ Daniel J. O'Brien
                                         --------------------------------------
                                         Name: Daniel J. O'Brien
                                         Title:Managing Member

                                   J.H. WHITNEY MEZZANINE FUND, L.P.


                                   By:   Whitney GP, LLC
                                         its General Partner

                                   By:   /s/ Daniel J. O'Brien
                                         --------------------------------------
                                         Name: Daniel J. O'Brien
                                         Title:Managing Member